Exhibit 99.1

Annual Meeting of Shareholders June 5, 2012 Hunt Ramsbottom, President and CEO
Safe Harbor Statement 2 This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and actual results may differ materially as a result of various risks and uncertainties. Other factors that could cause actual results to differ from those reflected in the forward-looking statements are set forth in the Company's press releases and periodic public filings with the Securities and Exchange Commission, which are available via Rentech's and Rentech Nitrogen's websites at www.rentechinc.com and www.rentechnitrogen.com. The forward-looking statements in this presentation are made as of the date of this presentation and Rentech and Rentech Nitrogen do not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.
3 A major transformation occurred at Rentech over the last year
Rentech: Look Back at May 2011 RTK was trading at an average price of $.98 per share, with a market cap of ~$217 million Alternative energy + fertilizer business as wholly-owned subsidiary Rentech was developing capital intensive, large-scale energy projects designed around U.S. Department of Energy loan guarantee programs Rentech had approx. $200 million of NOLs, with no immediate path of monetization Fertilizer business was undervalued $150 million term loan at fertilizer subsidiary hampered its ability to grow; cash sweep provision prohibited Rentech from accessing excess cash flows
Look Back: Shareholder Value Creation Unlocked value of fertilizer business Structured business as MLP and completed $300 million IPO, establishing an initial value of $765 million Current market value is $895 million Rentech Nitrogen listed on NYSE under symbol RNF Rentech maintains control of RNF as General Partner and retained 60.8% ownership Combined market capitalizations of RTK and RNF are now over $1 billion
Look Back: Shareholder Value Creation Significantly improved Rentech's liquidity position Received $134 million in connection with IPO, bringing cash to approx. $200 million Efficient access to ongoing, non-dilutive cash stream from RNF distributions Monetized approx. $80 million of NOLs Rentech cancelled large scale energy projects; reduced R&D costs and capital expenditures Repaid RNF debt Enabled start of two projects to expand output by more than 25% Secured $100 million capital expenditures facility at a significantly lower rate with less restrictive covenants to finance expansion

RTK and RNF Stock Price Performance

Since the RNF S-1 filing, RTK has outperformed comparable companies

Since its IPO, RNF has generally outperformed comparable fertilizer companies



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8/5
RNF Registration
Statement Filed
11/4
Priced RNF
IPO
RTK
RNF
RNF Comp.
Group
RTK Comp.
Group

Stock price performance from 8/1/11 to 5/31/12.
RTK Comp. Group includes Syntroleum Corp., Kior, Amyris Inc., Gevo, and Solazyme Inc.
RNF Comp. Group includes Terra Nitrogen Co LP, CVR Partners, Agrium Inc., and CF Industries.

Clean Energy Solutions 7

Rentech Transformed: Strong Liquidity Market Capitalization: $418M Ownership in RNF1: $544M or 61% Liquidity at 3/31/122: Cash at Rentech, Inc.: $174.2M Distribution from RNF 1Q12: $ 24.6M Pro-forma Cash at 3/31/12: $198.8M Debt: $ 57.5M (converts @ 4% coupon due April 2013) Total 2012 distribution to RTK from RNF3: ~$67M Projected Operating & CapEx Spending Reduction for 12 Months Ending 9/30/124: ~$42M or ~34% Net Operating Loss Carryforwards: ~$114M as of 12/31/11 1 RTK's tax basis in its RNF units was $0 as of the closing of the IPO. A sale of RNF shares would be a taxable event. The distribution of RNF shares to RTK shareholders would also be a taxable event. 2 Excludes RNF's cash and debt. 3 Based on projected distribution of $2.86 per unit. Assumes 60.8% ownership in RNF. 4 As of 5/11/12. Forecast reduction based on total cash expenses from the prior year. Market cap. and ownership value in RNF as of 6/4/12. RTK's Strong Financial Position, Excluding RNF
9 We're not stopping here
Looking Forward: Shareholder Value Creation Strong liquidity position Cost reduction: 2013 R&D spending projected to be less than $10 million1 Accelerate cash flow generation Secure global partners to fund the commercial deployment of our alternative energy technologies while minimizing the impact on our balance sheet $25 million share repurchase program We have repurchased $xxM of shares to date under the program Expand capacity and growing cash distributions at Rentech Nitrogen 1 As of 5/11/12.
THANK YOU
Annual Meeting of Shareholders June 5, 2012 Hunt Ramsbottom, President and CEO